ENERGY TRANSFER EQUITY
REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Dallas - February 24, 2016 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the fourth quarter ended December 31, 2015.
Distributable Cash Flow, as adjusted, was $343 million for the three months ended December 31, 2015 as compared to $243 million for the same period last year, an increase of $100 million. Distributable Cash Flow, as adjusted, per unit was $0.32 for the three months ended December 31, 2015, an increase of 45% compared to the three months ended December 31, 2014. ETE’s net income attributable to partners was $314 million for the three months ended December 31, 2015, as compared to net income of $113 million for the same period last year, an increase of $201 million, including the impacts of non-cash goodwill impairments in 2014 and 2015.
Distributable Cash Flow, as adjusted, for the year ended December 31, 2015, was $1.33 billion as compared to $895 million for last year, an increase of $430 million. Distributable Cash Flow, as adjusted, per unit was $1.24 for 2015, an increase of 51% from 2014. ETE’s net income attributable to partners was $1.19 billion for the year ended December 31, 2015, as compared to $633 million for last year, an increase of $556 million, or 88%.
The Partnership’s recent key accomplishments and other developments include the following:

•
In December 2015, the Lake Charles LNG Project received approval from the FERC to site, construct and operate a natural gas liquefaction and export facility in Lake Charles, Louisiana. On February 15, 2016, Royal Dutch Shell plc completed its acquisition of BG Group plc. Final investment decisions from Royal Dutch Shell plc and Lake Charles LNG Export Company, LLC, a subsidiary of Energy Transfer Partners, L.P. (“ETP”) and ETE, are expected to be made in 2016, with construction to start immediately following an affirmative investment decision and first LNG export anticipated about four years later.

•
In November 2015, ETP and Sunoco LP announced ETP’s contribution to Sunoco LP of the remaining 68.42% interest in Sunoco, LLC and 100% interest in the legacy Sunoco, Inc. retail business for $2.23 billion. Sunoco LP will pay ETP $2.03 billion in cash, subject to certain working capital adjustments, and will issue to ETP 5.7 million Sunoco LP common units. The transaction will be effective as of January 1, 2016, and is expected to close in March 2016.

•	On January 27, 2016, the Partnership announced its quarterly cash distribution of $0.285 per ETE common unit for the fourth quarter ended December 31, 2015, or $1.14 per unit on an annualized basis.

•	As of December 31, 2015, ETE’s $1.5 billion revolving credit facility had $860 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 2.96x.
The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, February 25, 2016 to discuss its fourth quarter 2015 results. The conference call will be broadcast live via an internet webcast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s website for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights, ETP Common Units, ETP Class I Units, and, through ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P (“Sunoco Logistics”), distributions related to its investments in the general partner interests in Sunoco Logistics, limited and general partner interest in Sunoco LP, as well as the Partnership’s ownership of Lake Charles LNG. Prior to ETP’s acquisition of Regency Energy Partners LP (“Regency”), the Partnership’s sources of cash flow were also derived from its direct and indirect investments in the limited and general partner of Regency. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.

Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN), approximately 2.6 million ETP common units, approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL) and 100 ETP Class I Units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. Additionally, ETP owns fuel distribution and retail marketing assets and approximately 36% of the limited partner interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL), is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. website at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a master limited partnership that operates more than 850 convenience stores and retail fuel sites and distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors located in 30 states at approximately 6,800 sites, both directly as well as through its 31.58% interest in Sunoco, LLC, in partnership with an affiliate of Energy Transfer Partners, L.P. (NYSE: ETP). Sunoco LP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Sunoco LP website at www.SunocoLP.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnerships’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Contacts

Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Lyndsay Hannah
214-840-5477 (office)

Media Relations:
Vicki Granado, Granado Communications Group
214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	December 31,
	2015	2014
ASSETS

Current assets	$5,410	$6,139

Property, plant and equipment, net	48,683	40,292

Advances to and investments in unconsolidated affiliates	3,462	3,659
Non-current derivative assets	—	10
Other non-current assets, net	730	732
Intangible assets, net	5,431	5,582
Goodwill	7,473	7,865
Total assets	$71,189	$64,279

LIABILITIES AND EQUITY

Current liabilities	$4,910	$6,683

Long-term debt, less current maturities	36,837	29,477
Deferred income taxes	4,590	4,410
Non-current derivative liabilities	137	154
Other non-current liabilities	1,069	1,193

Commitments and contingencies

Preferred units of subsidiary	33	33
Redeemable noncontrolling interest	15	15

Equity:
Total partners’ capital	(932)	664
Noncontrolling interest	24,530	21,650
Total equity	23,598	22,314
Total liabilities and equity	$71,189	$64,279

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
REVENUES:	$9,536	$13,481	$42,126	$55,691
COSTS AND EXPENSES:
Cost of products sold	7,561	11,591	34,009	48,414
Operating expenses	706	709	2,661	2,102
Depreciation, depletion and amortization	548	476	2,079	1,724
Selling, general and administrative	146	170	639	611
Goodwill impairment	339	370	339	370
Total costs and expenses	9,300	13,316	39,727	53,221
OPERATING INCOME (LOSS)	236	165	2,399	2,470
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(422)	(354)	(1,643)	(1,369)
Equity in earnings of unconsolidated affiliates	(8)	67	276	332
Losses on extinguishments of debt	—	(27)	(43)	(25)
Losses on interest rate derivatives	(4)	(84)	(18)	(157)
Gain on sale of AmeriGas common units	—	—	—	177
Other, net	(33)	27	22	(11)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	(231)	(206)	993	1,417
Income tax expense (benefit) from continuing operations	(93)	86	(100)	357
INCOME (LOSS) FROM CONTINUING OPERATIONS	(138)	(292)	1,093	1,060
Income (loss) from discontinued operations	—	(2)	—	64
NET INCOME (LOSS)	(138)	(294)	1,093	1,124
LESS: Net income (loss) attributable to noncontrolling interest	(452)	(407)	(96)	491
NET INCOME ATTRIBUTABLE TO PARTNERS	314	113	1,189	633
General Partner’s interest in net income	1	1	3	2
Class D Unitholder’s interest in net income	1	1	3	2
Limited Partners’ interest in net income	$312	$111	$1,183	$629
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.30	$0.11	$1.11	$0.58
Diluted	$0.30	$0.11	$1.11	$0.57
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.30	$0.11	$1.11	$0.58
Diluted	$0.30	$0.11	$1.11	$0.57
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,052.5	1,077.5	1,062.8	1,088.6
Diluted	1,053.8	1,079.8	1,064.4	1,090.8

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW (1)
(Dollars and units in millions, except per unit amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Cash distributions from ETP associated with:
Limited partner interest	$3	$31	$54	$119
Class H Units	77	60	263	219
General partner interest	8	5	31	21
Incentive distribution rights	324	208	1,261	754
IDR relinquishments, net of Class I distributions	(28)	(68)	(111)	(250)
Total cash distributions from ETP	384	236	1,498	863
Cash distributions from Regency (prior to merger with ETP)(3)	—	40	—	135
Cash distributions from Sunoco LP (4)	17	—	25	—
Cash distributions from investments in subsidiaries	401	276	1,523	998

Distributable cash flow attributable to Lake Charles LNG:
Revenues	54	54	216	216
Operating expenses	(5)	(4)	(17)	(17)
Selling, general and administrative expenses	—	(1)	(3)	(4)
Distributable cash flow attributable to Lake Charles LNG	49	49	196	195

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(12)	(3)	(21)	(13)
Management fee to ETP (on a cash basis)(5)	(24)	(24)	(95)	(95)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(75)	(56)	(281)	(197)
Distributable Cash Flow	339	242	1,322	888
Transaction-related expenses	4	1	9	7
Bakken Pipeline Transaction — pro forma interest expense (6)	—	—	(6)	—
Distributable Cash Flow, as adjusted	$343	$243	$1,325	$895

Distributable Cash Flow, as adjusted, per Unit	$0.32	$0.22	$1.24	$0.82

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$298	$242	$1,139	$866
Distributions to be paid to general partner	—	—	2	2
Distributions to be paid to Class D unitholder	1	—	3	2
Total cash distributions to be paid to the partners of ETE	$299	$242	$1,144	$870

Common units outstanding — end of period	1,044.8	1,077.5	1,044.8	1,077.5

Distribution Coverage Ratio (7)	1.15x	1.00x	1.16x	1.03x

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. See supplemental information below for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

(2)	The Class I Units provide distributions to ETE for the purpose of offsetting a portion of the IDR subsidies previously provided to ETP.

(3)
ETP’s acquisition of Regency closed on April 30, 2015; therefore, no distributions in relation to the quarter ended March 31, 2015, were paid by Regency. Instead, distributions from ETP include distributions on the limited partner interests received by ETE as consideration in ETP’s acquisition of Regency.

(4)	Effective July 1, 2015, ETE acquired 100% of the membership interests of Sunoco GP LLC, the general partner of Sunoco LP, and all of the IDRs of Sunoco LP from ETP.

(5)
In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million for each of the years ending December 31, 2014, 2015 and 2016. For GAAP purposes, ETE has capitalized fees totaling $3 million for the three months ended December 31, 2015 and 2014, and fees totaling $13 million for the years ended December 31, 2015 and 2014.

(6)	Pro forma interest expense adjustment for $879 million cash payment to ETP related to the Bakken Pipeline Transaction to adjust for the effective date of the transaction of January 1, 2015.

(7)
Distribution Coverage Ratio for a period is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(In millions, except per unit amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Net income attributable to partners	$314	$113	$1,189	$633
Equity in earnings related to investments in ETP, Regency, and Sunoco LP	(387)	(160)	(1,443)	(799)
Total cash distributions from investments in subsidiaries	401	276	1,523	998
Amortization included in interest expense (excluding ETP, Regency, and Sunoco LP)	5	2	12	8
Other non-cash (excluding ETP, Regency and Sunoco LP)	6	11	41	48
Distributable Cash Flow	339	242	1,322	888
Transaction-related expenses	4	1	9	7
Bakken Pipeline Transaction — pro forma interest expense	—	—	(6)	—
Distributable Cash Flow, as adjusted	$343	$243	$1,325	$895

Weighted average units outstanding (common, Class D and General Partner)	1,057.4	1,083.4	1,068.0	1,094.4

Distributable Cash Flow, as adjusted, per Unit	$0.32	$0.22	$1.24	$0.82
Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (“Parent Company”).
Distributable Cash Flow, as adjusted, per Unit. The Partnership defines Distributable Cash Flow, as adjusted, per Unit for a period as the quotient of Distributable Cash Flow, as adjusted, divided by the weighted average number of units outstanding. For purposes of this calculation, the number of units outstanding represents the Partnership’s basic average common units outstanding plus Class D units outstanding and general partner common unit equivalent.

Similar to Distributable Cash Flow, as adjusted, as described above, Distributable Cash Flow, as adjusted, per Unit is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay to its unitholders.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY
Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	December 31,
	2015	2014
ASSETS
Current assets	$35	$17
Property, plant and equipment, net	20	—
Advances to and investments in unconsolidated affiliates	5,764	5,390
Intangible assets, net	6	10
Goodwill	9	9
Other non-current assets, net	10	12
Total assets	$5,844	$5,438
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$178	$72
Long-term debt, less current maturities	6,332	4,646
Note payable to affiliate	265	54
Other non-current liabilities	1	2

Commitments and contingencies

Partners’ Capital:
General Partner	(2)	(1)
Limited Partners:
Common unitholders	(952)	648
Class D Units	22	22
Accumulated other comprehensive loss	—	(5)
Total partners’ capital	(932)	664
Total liabilities and partners’ capital	$5,844	$5,438

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(31)	$(28)	$(112)	$(111)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(80)	(58)	(294)	(205)
Equity in earnings of unconsolidated affiliates	427	199	1,601	955
Other, net	(2)	(1)	(5)	(5)
INCOME BEFORE INCOME TAXES	314	112	1,190	634
Income tax expense (benefit)	—	(1)	1	1
NET INCOME	314	113	1,189	633
GENERAL PARTNER’S INTEREST IN NET INCOME	1	1	3	2
CLASS D UNITHOLDER’S INTEREST IN NET INCOME	1	1	3	2
LIMITED PARTNERS’ INTEREST IN NET INCOME	$312	$111	$1,183	$629